Exhibit 99.1

SG Blocks Appoints Yaniv Blumenfeld to its Board of Directors

20-Year Real Estate Veteran With Extensive Commercial Real Estate Loan and Equity Transaction Experience Appointed Director of SG Blocks

BROOKLYN, N.Y.-- SG Blocks, Inc. (Nasdaq: SGBX) (“SG Blocks”), a leading designer, innovator and fabricator of container-based structures, has appointed Yaniv Blumenfeld, founder and managing member of Glacier Global Partners LLC, to its board of directors. Mr. Blumenfeld’s appointment increases the total number of board members to eight, with four independent members.

Mr. Blumenfeld brings to SG Blocks more than 20 years of real estate experience, 13 years of which have been with leading Wall Street firms, where he was responsible for structuring, underwriting, pricing, securitizing and syndicating over $16 billion of commercial real estate loans and equity transactions. He is currently the founder and managing member of Glacier Global Partners LLC, an investment firm based in New York, where he is responsible for the company's strategic direction and oversees the company's investments and day-to-day management, including origination, underwriting, closing, investor relations and asset management functions.

“We are pleased to have Yaniv join our board and look forward to his contributions during a transformative time for SG Blocks,” stated Paul Galvin, Chairman and CEO of SG Blocks. “Yaniv is a leader, a visionary and understands our business and the markets our disruptive solution addresses very well. His experience as an entrepreneur and a veteran of the capital markets will further strengthen our board’s breadth of talent.”

Prior to founding Glacier Global Partners LLC, Mr. Blumenfeld was a Managing Director at Bear Stearns / JPMorgan Chase, responsible for structuring and closing over $2 billion of real estate debt and equity transactions for institutional clientele. Prior to Bear Stearns, Mr. Blumenfeld served as a Managing Director and Head of the CMBS Capital Markets Group for the U.S. at EuroHypo AG, then the world’s largest real estate investment bank. Mr. Blumenfeld received a Bachelor’s of Science degree in Real Estate Finance from the Cornell University School of Hotel Administration.

“SG Blocks is the market leader in container-based modular construction and has done an outstanding job in mainstreaming its proprietary technology and creating a defensible competitive advantage with its continuing innovation,” said Mr. Blumenfeld. “With a backlog of over $100 million and a robust pipeline of multi-family residential, humanitarian residential, schools and hospitality opportunities in the United States and abroad, I believe SG Blocks is poised for significant growth. I am excited about joining a talented board in an eco-friendly and dynamic company and look forward to leveraging my experience to help SG Blocks accelerate its penetration throughout the United States and abroad.”

Mr. Blumenfeld is widely recognized within the real estate industry as a member of the CRE Finance Council, a guest lecturer at Columbia University and recipient of the YJP NYC Real Estate Entrepreneur & Achievement Award in 2013.

About SG Blocks, Inc.

SG Blocks, Inc. is a premier innovator in advancing and promoting the use of code-engineered cargo shipping containers and purpose-built steel modules for safe and sustainable construction. The firm offers a product that exceeds many standard building code requirements, and also supports developers, architects, builders and owners in achieving greener construction, faster execution, and stronger buildings of higher value. Each project starts with GreenSteel™, the structural core and shell of an SG Blocks building, and then customized to client specifications. For more information, visit www.sgblocks.com.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief or current expectations, are forward-looking statements. While SG Blocks believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in SG Blocks' filings with the Securities and Exchange Commission. Thus, actual results could be materially different. SG Blocks expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media and Investor Relations:
Media
Rubenstein Public Relations
Kati Bergou, 212-805-3014
Vice President
kbergou@rubensteinpr.com
or
Investor Relations
MZ North America
Chris Tyson, 949-491-8235
Managing Director
chris.tyson@mzgroup.us